UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 358-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 19, 2009, Brady Corporation (the “Corporation”) issued a press release announcing its fiscal 2010 first quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.
Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)	Effective November 19, 2009, Directors Frank R. Jarc and Gary E. Nei retired from the Corporation’s Board of Directors.

(d)	On November 19, 2009, at the Corporation’s Annual Shareholders’ Meeting, the holders of the Corporation’s Class B Common Stock elected the following persons to serve as the Corporation’s directors until the next annual meeting of shareholders and until their successors have been elected:
Patrick W. Allender
Richard A. Bemis
Robert C. Buchanan
Chan W. Galbato
Conrad G. Goodkind
Frank W. Harris
Frank M. Jaehnert
Elizabeth I. Pungello
Bradley C. Richardson
Item 8.01 OTHER EVENTS
On November 19, 2009, the Board of Directors of the Corporation, upon the recommendation of its Corporate Governance Committee, created the position of Lead Director. The current chair of the Corporation’s Corporate Governance Committee, Mr. Conrad Goodkind, will serve as the initial Lead Director, which position will be paid an annual retainer of $10,000.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brady Corporation, dated November 19, 2009, relating to fiscal 2010 first quarter financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: November 20, 2009	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated November 19, 2009, relating to fiscal 2010 first quarter financial results.